Exhibit (h) 10

                                   ASSIGNMENT

THIS ASSIGNMENT is made as of the 14th day of June, 2002, by and between the Investment Company Administration, L.L.C. (the "Assignor") and U.S. Bancorp Fund Services, LLC (the "new Administrator").

                               W I T N E S S E T H

WHEREAS, the Administration Agreement, as amended (the "Agreement"), was entered into by and between Fremont Investment Advisors, a California Corporation and the Assignor on July 1, 1997;

WHEREAS, on or about July 3, 2001, the Assignor was acquired by Firstar Mutual Fund Services, LLC, now known as the new Administrator;

WHEREAS, the Assignor desires to assign and convey all its rights, duties, obligations and responsibilities under the Agreement as Administrator to the new Administrator;

WHEREAS, the new Administrator desires to accept the rights, duties, obligations and responsibilities of Administrator as set forth in said Agreement; and

WHEREAS, this Assignment has been approved by the Board of Directors of the Funds;

IT IS THEREFORE MUTUALLY AGREED AS FOLLOWS:

1. Assignor hereby assigns, conveys and sets over to new Administrator all of its rights, duties, obligations and responsibilities under the Agreement as of the date set forth above.

2. Assignee hereby accepts all of the rights, duties, obligations and responsibilities under the Agreement as of the date set forth above and agrees to perform the services set forth in the Agreement and to comply with all relevant provisions of the Investment Company Act of 1940, applicable rules and regulations thereunder and other applicable law to the same extent as if named in the Agreement.

3. All provisions of the Agreement, except as modified by this Assignment, remain in full force and effect as of the date hereof.


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                                                                  Exhibit (h) 10

         This Assignment may be executed in counterparts, each counterpart shall be deemed an original, and all counterparts together shall be deemed one and the same instrument.


INVESTMENT COMPANY
ADMINISTRATION, L.L.C. LLC                       U.S. BANCORP FUND SERVICES,


By: /s/ Eric Banhazl                             By: /s/ Eric Banhazl
    ------------------------------------             ---------------------------
Name:   Eric Banhazl                             Name:   Eric Banhazl
Title:  Executive Vice President                 Title:    Senior Vice President


APPROVED AND ACKNOWLEDGED BY
FREMONT MUTUAL FUNDS, INC.
(The "Funds") this 14 day of June, 2002


By:  /s/ Tina Thomas
    ------------------------------------
Name:    Tina Thomas
Title:   Vice President and Secretary



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